EXHIBIT 10.9

SETTLEMENT AND RELEASE AGREEMENT

DAVID L. PARKER

and

OXFORD MEDIA, INC.

EFFECTIVE DATE:
_____________, 2007

SETTLEMENT AND RELEASE AGREEMENT

I

PARTIES

THIS SETTLEMENT AND RELEASE AGREEMENT (the “Agreement”) is entered into effective as of the ____ day of ____________, 2007 (the “Effective Date”), by and between DAVID L. PARKER, an individual residing in the State of California (“Parker”); and, OXFORD MEDIA, INC., a Nevada corporation (“Oxford”). Parker and Oxford are sometimes referred to collectively herein as the “Parties”, and each individually as a “Party”.

II

RECITALS

A.           Parker is employed by Oxford in order to render services pursuant to the terms and conditions of an Employment Agreement with an effective date of 01 October 2005 (the “Employment Agreement”), a copy of which is attached hereto as Exhibit II-A.

B.           Parker also currently serves on the Board of Directors of Oxford (the “Board”).

C.           The Parties mutually desire to terminate Parker’s employment relationship without dispute or cause, effective as of the Termination Date (as defined in Section 4.1, below), and to terminate Parker’s status as a member of the Board effective as of the Termination Date. Oxford conditionally offers to do so, provided Parker (i) enters into and complies with all of the terms and conditions of this Agreement, including but not limited to the provision of assurances to Oxford that he will not assert any claims of any kind against Oxford arising out of Parker’s employment with Oxford and his status as a member of the Board; and, (ii) abides by and honors his obligations to maintain and protect Oxford’s, and Oxford’s affiliates, subsidiaries, predecessors, parents, related businesses and entities’ Trade Secret and Confidential Information.

D.           Parker conditionally offers to terminate his employment relationship without dispute, effective as of the Effective Date of this Agreement, and to terminate his status as a member of the Board effective as of the Termination Date, in exchange for valid consideration to be transferred by Oxford hereunder, so long as Oxford enters into and complies with all of the terms and conditions of this Agreement, including but not limited to the provision of assurances to Parker that Oxford will not assert any claims of any kind against Parker and specifically identified related parties arising out of Parker’s employment with Oxford and his status as a member of the Board.

E.           This Agreement is to specifically encompass all of the claims and related factual and legal circumstances noted above (collectively referred to as the “Claims”). As such, it is the intent of the Parties that their respective rights and obligations to each other from this day forward shall be determined exclusively under the terms of this Agreement.

F.           All Parties are desirous of settling the Claims and releasing each other from all future liability.

G.           NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

III

RELEASE

3.1          Exchange. In consideration of the execution of this Agreement and the satisfaction of the obligations of each of the respective Parties hereunder, and other good and valuable consideration, the receipt and value of which is hereby confirmed, Parker on the one hand, and Oxford on the other hand, shall hereby fully, finally, and forever settle and release each other from any and all claims, losses, fines, penalties, damages, demands, judgments, debts, obligations, interests, liabilities, causes of action, breaches of duty, costs, expenses, judgments and injunctions of any nature whatsoever, whether known or unknown, arising out of or related to the relationships between the Parties prior to the Effective Date, specifically including, but not limited to, the Claims (cumulatively referred to as the “Released Claims”).

3.2          Complete Release and Hold Harmless. All Parties, for themselves, itself, their heirs, executors, administrators, successors, and assigns, hereby agree to release, discharge and hold harmless each other and the other’s directors, employees, shareholders, managers, officers, members, affiliates, subsidiaries, predecessors, parents, related businesses and entities, attorneys and each of their successors and assigns from any and all known and unknown claims of every nature and kind whatsoever which they now or hereafter may have with respect to each other and/or the Claims, notwithstanding Section 1542 of the California Civil Code, which provides that:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

All rights under §1542 of the California Civil Code, as well as under any other statutes or common law principles of similar effect, are hereby expressly, fully, knowingly, intentionally and forever waived and relinquished by the Parties. Each Party hereby acknowledges that each understands the significance and consequences of such waiver under §1542 of the California Civil Code, and that each had the opportunity to seek the advice of legal counsel of its choice.

3.3          Scope of Parker’s Release. Parker further expressly understands that the rights being waived hereunder specifically include, but are not limited to, any and all claims under (as any of the same may be amended from time to time) Title VII of the Civil Rights Act of 1964; Sections 1981 and 1983 of the Civil Rights Act of 1866; Equal Pay Act; Americans with Disabilities Act; Age Discrimination in Employment Act; Employee Retirement Income Security Act; Fair Labor Standards Act; Family and Medical Leave Act; WARN Act; the United States and California Constitutions; California Fair Employment and Housing Act; California Family Rights Act; California Labor Code; any applicable California Industrial Welfare Commission Wage Order; with respect to the foregoing constitutional and statutory references, any comparable constitution, statute or regulation of any other state; all claims of discrimination or harassment on account of race, sex, sexual orientation, national origin, religion, disability, age, pregnancy, veteran’s status, or any other protected status under any federal or state statute; any federal, state or local law enforcing express or implied employment contracts or covenants of good faith and fair dealing; any federal, state or local laws providing recourse for alleged wrongful discharge or constructive discharge, termination in violation of public policy, tort, physical or personal injury, emotional distress, fraud, negligent misrepresentation, defamation, and any similar or related claim; together with any claim under any other local, state or federal law or constitution governing employment, discrimination or harassment in employment, or the payment of wages or benefits, whether or not now known, suspected or claimed, which Parker ever had, now has, or may claim to have in the future as of the date of this Agreement. This Agreement and the scope of the release by Parker hereunder expressly includes any statutory claims, including, but not limited to, claims under the Age Discrimination in Employment Act (the “ADEA”) and the Older Workers’ Benefit Protection Act (“OWBPA”), except that this Agreement does not waive rights or claims under the ADEA which may arise after the Effective Date of this Agreement.

3.4          After Acquired Information. The Parties acknowledge that they may hereafter discover information, facts, or circumstances different from or in addition to those which they now know or believe to be true. Except as otherwise provided herein to the contrary, this Agreement shall remain in full force and effect in all respects notwithstanding such discovery, and the Parties expressly accept and assume the risk of such possible additions to or differences from those facts now known or believed to be true.

3.5          Enforceability. The enforceability of this Agreement is conditioned upon each respective Party satisfying its respective obligations hereunder. Any action by either Party, whether or not permitted under applicable law, (i) constituting a material default hereunder; or, (ii) inconsistent with the concept of the complete release envisioned hereunder, shall, in the discretion of the other Party, constitute a material default of this Agreement rendering null and void the complete releases hereunder and the consideration issued hereunder.

3.6          Assignment of Released Claims. The Parties hereby covenant that none of the Released Claims has been assigned to any other person, and that no other person has any interest in any of the Released Claims. In the event any other person asserts any interest with respect to the Released Claims, then the Party breaching this covenant shall fully defend and indemnify the Party against whom such claim is asserted for any and all damages, costs, and fees of any kind.

3.7          Specific Exclusion. It is expressly understood that the release contained in this Agreement does not encompass or include any of the following:

  (a)           The promises and obligations of the Parties under this Agreement, including but not limited to the registration obligations of Oxford under Section 5.3, below; or

  (b)           The intentionally willful, tortious, or criminal acts of either Party after the execution of this Agreement; or

  (c)           Any and all indemnification rights available to Parker under applicable state law, none of which shall be deemed waived by Parker hereunder.

3.8          No Admission of Liability. Notwithstanding the terms and conditions of this Agreement, execution hereof shall in no manner or form constitute the admission of liability or responsibility of either Party in respect to the Claims.

IV

EMPLOYMENT RELATIONSHIP

4.1         Voluntary Termination of Employment. The Parties agree that Parker voluntarily accepted termination of his employment with Oxford, and that his last day of employment by and with Oxford shall be deemed to be the 16th day of July, 2007 (the “Termination Date”). As of the Termination Date and as additional consideration hereunder, Parker voluntarily resigned any and all positions he held in and with Oxford as an employee, and the Employment Agreement shall be deemed to be terminated.

4.2         Voluntary Termination as a Board Member. The Parties agree that Parker voluntarily accepted termination of his position as a member of the Board, and that his last day as a member of the Board shall be deemed to be the Termination Date noted above. As of the Termination Date and as additional consideration hereunder, Parker voluntarily resigned his position as a member of the Board.

4.3         Payment of Amounts Owed. The issuance of stock to be made by Oxford to Parker pursuant to Article V shall represent all amounts due Parker for unpaid and accrued wages and benefits, if applicable, including but not limited to sick leave, vacation time, severance, and all other amounts which may be due to Parker from Oxford hereafter, and Parker shall neither make, nor be entitled to any other amounts, except as provided in Section 4.4, below.

4.4         Health Insurance. Oxford, at its sole cost and expense, shall maintain in full force and effect the health insurance benefits provided to Parker up to and until all of the Shares are fully registered pursuant to Section 5.3, below. Thereafter, such coverage shall terminate, unless Parker makes a proper election to continue such coverage under COBRA, in which case all such benefits shall be at his sole cost and expense. Any and all other coverage of any kind extending beyond the terms and conditions of this Agreement will be solely at the expense of Parker and subject to the terms and conditions of the documents governing the medical plan. It is the sole responsibility of Parker to comply with said terms and conditions, and Oxford will have no liability for the future failure of Parker to acquire COBRA coverage.

4.5         Express Waiver of Any Other Amounts.  Parker hereby acknowledges that he is not entitled to receive, and will not claim, any damages, rights, benefits, or compensation other than as expressly set forth in this Agreement. Specifically, no vacation, benefits, earned or paid time off, or other accrual-based benefits of any kind (“Post Termination Benefits) will accrue, vest or otherwise be credited to Parker after the Effective Date. Parker expressly waives, foregoes and denies any right or claim to such Post Termination Benefits and acknowledges that no compensation, remuneration or other form of payment or benefit is forthcoming based thereon.

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V

STOCK ISSUANCE

5.1         Shares. Upon execution hereof, Oxford shall issue to Parker six million three hundred thousand (6,300,000) shares of Oxford common stock (the “Shares”). The Shares shall be “restricted stock”, pursuant to and as that term is commonly defined under Rule 144 under the Securities Act of 1933 (the “Securities Act”). When issued the Shares will represent validly authorized, duly issued, and fully paid shares of common stock of Oxford, and the issuance thereof will not conflict with the Articles or Bylaws of Oxford or with any outstanding warrant, option, call, preemptive right or commitment of any type relating to Oxford’s common stock.

5.2         Exchange Agreement and Related Transactions. Parker hereby expressly acknowledges and agrees as follows:

  (a)          He is concurrently executing a Securities Exchange Agreement (the “Exchange Agreement”), and the Shares shall be subject to all transactions envisioned under the Exchange Agreement, including but not limited to the reverse stock split, which will result in the number of Shares being significantly reduced.

  (b)          He will vote all of the Shares in favor of the reverse stock split, as referenced on the Voting Consent attached hereto as Exhibit 5.2(b).

5.3         Registration Rights. Parker shall be afforded all rights and remedies under that certain Registration Rights Agreement, attached hereto as Exhibit 5.3 (the “Rights Agreement”), including but not limited to liquidated damages. Pursuant to the Rights Agreement, the Shares shall be registered with the Securities and Exchange Commission in accordance with the time frame and terms and conditions under the Rights Agreement. Oxford hereby agrees to disclose in the Rights Agreement Parker’s registration rights granted under this Agreement.

VI

CONFIDENTIALITY AND BUSINESS RELATED PROVISIONS

6.1         Non-Disclosure of Business Information.  Parker shall not at any time, either directly or indirectly use, divulge, disclose or communicate to any person, firm, or corporation, in any manner whatsoever, any confidential information concerning any matters affecting or relating to the business of Oxford, including, but not limited to, the names, buying habits, or practices of any of its customers, its' marketing methods and related data, the names of any of its vendors or suppliers, costs of materials, the prices it obtains or has obtained or at which it sells or has sold its products or services, manufacturing and sales, costs, lists or other written records used in Oxford's business, compensation paid to employees and other terms of employment, or any other confidential information of, about or concerning the business of Oxford, its manner of operation, or other confidential data of any kind, nature, or description. The Parties hereby stipulate that as between them, the foregoing matters are important, material, and confidential trade secrets and affect the successful conduct of the Oxford's business and its goodwill, and that any breach of any term of this paragraph is a material breach of this Agreement.

6.2         Return of Materials. Upon execution of this Agreement, or as soon as practicable thereafter, Parker shall promptly deliver to Oxford all equipment, notebooks, documents, memoranda, reports, files, samples, books, correspondence, lists, computer disks and data bases, computer programs and reports, computer software, and all other written, graphic and computer generated or stored records relating to the business of Oxford which are or have been in the possession or under the control of Parker.

6.3	No Disparaging Remarks.

  6.3.1.     By Parker.  Parker agrees that he shall not make, or cause to be made, any statement or communicate any information (whether oral or written) that disparages or reflects negatively on Oxford. Nothing herein shall preclude Parker from complying with a subpoena or other lawful process.

  6.3.2.     By Oxford.  Oxford agrees that it shall not make, or cause to be made, any statement or communicate any information (whether oral or written) that disparages or reflects negatively on Parker. It shall not be a violation of this Section 6.3 if an employee or independent contractor of Oxford disparages Parker or interferes with the efforts of Parker to obtain subsequent employment outside the scope of his or her employment or without the authority of Oxford, and Oxford shall have no liability for such unauthorized acts. Nothing herein shall preclude Oxford from complying with a subpoena or other lawful process.

VII

ADDITIONAL REPRESENTATIONS AND OBLIGATIONS

7.1         Consideration Period. This Agreement has been delivered to Parker on the 10th day of July, 2007. Parker shall have twenty-one (21) days to consider and sign this Agreement. Pursuant to Section 7.3, below, Parker has been encouraged to seek legal counsel to consider and review this Agreement. To the extent Parker does not use the full 21-days within which to consider signing this Agreement, Parker’s signature hereto shall serve as Parker’s express written waiver of this period and of any and all claims, rights, or causes of action of any kind against Oxford of any kind arising out of Parker’s voluntary decision to execute this Agreement and waive this consideration period.

7.2         Revocation Period. Upon execution of this Agreement, Parker shall have seven (7) days to revoke the Agreement. Any such revocation by Parker must be in writing and delivered to Oxford pursuant to the notice requirements under Article VII, below. If timely revoked by Parker, this Agreement will not be effective or enforceable, and all Parties shall be immediately released of all obligations hereunder, with no affect on any of the claims each Party may otherwise possess, and the Shares shall be immediately cancelled without need for further action by Parker.

7.3         Independent Legal Counsel. The Parties to this Agreement warrant, represent, and agree that in executing this Agreement, they do so with full knowledge of the rights each may have with respect to the other Party, and that each has received, or has had the opportunity to receive, independent legal advice as to these rights. Each of the Parties has executed this Agreement with full knowledge of these rights, and under no fraud, coercion, duress, or undue influence.

7.4         Waiver of Age Discrimination Claim. Parker understands that the release contained in this Agreement had to meet certain requirements to constitute a valid release of any claims under the Age Discrimination in Employment Act (“ADEA”), and Parker hereby represents that all such requirements were in fact satisfied. These requirements required the following, each of which has in fact been satisfied: (i) execution of this Agreement by Parker has been knowing and voluntary, and free from duress, coercion and mistake of fact; (ii) this Agreement is in writing and is understandable; (iii) this Agreement has waived current ADEA claims explicitly; (iv) this Agreement has not waived future ADEA claims; (v) the release by Parker hereunder of ADEA claims has been paid for with something to which Parker was not already entitled; (vi) this Agreement has advised Parker to consult an attorney; (vii) this Agreement has given Parker twenty-one (21) days to consider the ADEA release contained in this Agreement; and, (viii) this Agreement has given Parker seven (7) days within which to revoke the ADEA release contained in this Agreement after execution.

VIII

ADDITIONAL PROVISIONS

8.1         Executed Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that all Parties need not sign the same counterpart. In the event that any signature is delivered by fax or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. Each of the Parties hereby expressly forever waives any and all rights to raise the use of a fax machine or E-Mail to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or E-Mail, as a defense to the formation of a contract.

8.2         Successors and Assigns. Except as expressly provided in this Agreement, each and all of the covenants, terms, provisions, conditions and agreements herein contained shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties hereto.

8.3         Article and Section Headings. The article and section headings used in this Agreement are inserted for convenience and identification only and are not to be used in any manner to interpret this Agreement.

8.4         Severability. Each and every provision of this Agreement is severable and independent of any other term or provision of this Agreement. If any term or provision hereof is held void or invalid for any reason by a court of competent jurisdiction, such invalidity shall not affect the remainder of this Agreement.

8.5         Governing Law. This Agreement shall be governed by the laws of the State of California, without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. If any court action is necessary to enforce the terms and conditions of this Agreement, the Parties hereby agree that the Superior Court of California, County of Orange, shall be the sole jurisdiction and venue for the bringing of such action.

8.6         Entire Agreement. This Agreement, and all references, documents, or instruments referred to herein, contains the entire agreement and understanding of the Parties hereto in respect to the subject matter contained herein. The Parties have expressly not relied upon any promises, representations, warranties, agreements, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes any and all prior written or oral agreements, understandings, and negotiations between the Parties with respect to the subject matter contained herein.

8.7         Additional Documentation. The Parties hereto agree to execute, acknowledge, and cause to be filed and recorded, if necessary, any and all documents, amendments, notices, and certificates which may be necessary or convenient under the laws of the State of California.

8.8         Attorney's Fees. If any legal action (including arbitration) is necessary to enforce the terms and conditions of this Agreement, the prevailing Party shall be entitled to costs and reasonable attorney's fees.

8.9         Amendment. This Agreement may be amended or modified only by a writing signed by all Parties.

8.10	Remedies.

  8.10.1.   Specific Performance. The Parties hereby declare that it is impossible to measure in money the damages which will result from a failure to perform any of the obligations under this Agreement. Therefore, each Party waives the claim or defense that an adequate remedy at law exists in any action or proceeding brought to enforce the provisions hereof.

  8.10.2.   Cumulative. The remedies of the Parties under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

8.11        Waiver. No failure by any Party to insist on the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy on a breach shall constitute a waiver of any such breach or of any other covenant, duty, agreement, or condition.

8.12        Assignability. This Agreement is not assignable by either Party without the expressed written consent of all Parties.

8.13        Notices. All notices, requests and demands hereunder shall be in writing and delivered by hand, by facsimile transmission, by E-Mail, by mail, by telegram, or by recognized commercial over-night delivery service (such as Federal Express, UPS, or DHL), and shall be deemed given (a) if by hand delivery, upon such delivery; (b) if by facsimile transmission, upon telephone confirmation of receipt of same; (c) if by E-Mail, upon telephone confirmation of receipt of same; (d) if by mail, forty-eight (48) hours after deposit in the United States mail, first class, registered or certified mail, postage prepaid; (e) if by telegram, upon telephone confirmation of receipt of same; or, (f) if by recognized commercial over-night delivery service, upon such delivery.

8.14        Time. All Parties agree that time is of the essence as to this Agreement.

8.15        Agreement to Arbitrate. The Parties agree to cooperate and meet in order to resolve any disputes or controversies arising under this Agreement. Should they be unable to do so, then either may elect arbitration under the rules of the American Arbitration Association, and both Parties are obligated to proceed thereunder. Arbitration shall proceed in Orange County, and the Parties agree to be bound by the arbitrator's award, which shall be a final judgment and may be filed in the Superior Court of California, County of Orange. The Parties consent to the jurisdiction of California Courts for enforcement of this Agreement, and in particular this Section 8.16 and the determination and award by arbitration. The prevailing Party shall be entitled to reimbursement for his attorney's fees and all costs associated with arbitration. In any arbitration proceeding conducted pursuant to the provisions of this Section, both Parties shall have the right to conduct discovery, to call witnesses and to cross-examine the opposing Party's witnesses, either through legal counsel, expert witnesses or both, and the provisions of the California Code of Civil Procedure (Right to Discovery; Procedure and Enforcement) are hereby incorporated into this Agreement by this reference and made a part hereof.

8.16       Waiver of Trial. IN ACCORDANCE WITH THE AGREEMENT OF THE PARTIES TO ARBITRATE ALL DISPUTES PURSUANT TO SECTION 8.15, ABOVE, EACH PARTY HEREBY WAIVES TRIAL IN ANY ACTION, PROCEEDING OR COUNTER CLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN. THE PROVISIONS OF THIS SECTION 8.16 HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 8.16 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

8.17       Provision Not Construed Against Party Drafting Agreement. This Agreement is the result of negotiations by and between the Parties, and each Party has had the opportunity to be represented by independent legal counsel of its choice. This Agreement is the product of the work and efforts of all Parties, and shall be deemed to have been drafted by all Parties. In the event of a dispute, no Party hereto shall be entitled to claim that any provision should be construed against any other Party by reason of the fact that it was drafted by one particular Party.

8.18       Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof as if set out in full herein.

8.19       Recitals. The facts recited in Article II, above, are hereby conclusively presumed to be true as between and affecting the Parties.

8.20       Best Efforts. The Parties shall use and exercise their best efforts, taking all reasonable, ordinary and necessary measures to ensure an orderly and smooth relationship under this Agreement, and further agree to work together and negotiate in good faith to resolve any differences or problems which may arise in the future.

8.21       Definitional Provisions. For purposes of this Agreement, (i) those words, names, or terms which are specifically defined herein shall have the meaning specifically ascribed to them; (ii) wherever from the context it appears appropriate, each term stated either in the singular or plural shall include the singular and plural; (iii) wherever from the context it appears appropriate, the masculine, feminine, or neuter gender, shall each include the others; (iv) the words “hereof”, “herein”, “hereunder”, and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement; (v) all references to designated “Articles”, “Sections”, and to other subdivisions are to the designated Articles, Sections, and other subdivisions of this Agreement as originally executed; (vi) all references to "Dollars" or “$” shall be construed as being United States dollars; (vii) the term “including” is not limiting and means “including without limitation”; and, (viii) all references to all statutes, statutory provisions, regulations, or similar administrative provisions shall be construed as a reference to such statute, statutory provision, regulation, or similar administrative provision as in force at the date of this Agreement and as may be subsequently amended.

IX

EXECUTION

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties, and shall be effective as of and on the Effective Date set forth in Article I, above.

THE PARTIES HAVE CAREFULLY READ THIS ENTIRE AGREEMENT. ITS CONTENTS AND THE RELEASE CONTAINED HEREIN HAVE BEEN FULLY EXPLAINED TO THEM BY THEIR ATTORNEYS, OR THEY HAVE VOLUNTARILY ELECTED NOT TO SEEK THE ADVICE OF AN ATTORNEY. THE PARTIES FULLY UNDERSTAND THE FINAL AND BINDING EFFECT OF THIS AGREEMENT. THE ONLY PROMISES OR REPRESENTATIONS MADE TO EACH OF THE PARTIES ABOUT THIS AGREEMENT, OR TO INDUCE THEM TO SIGN THIS AGREEMENT, ARE CONTAINED IN THIS AGREEMENT. THE PARTIES ARE SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY.

PARKER:	OXFORD:

OXFORD MEDIA, INC.,
________________________________	a Nevada corporation
DAVID L. PARKER
DATED: ________________________
BY: ___________________________
NAME: ________________________
TITLE: ________________________
DATED: _______________________